Exhibit 10.1

Margaret A. Breya, the Senior Executive Vice President & Chief Marketing Officer of MicroStrategy Incorporated (the “Company”), was appointed as an executive officer of the Company on July 24, 2018. Ms. Breya’s current annual base salary is $550,000 and her annual discretionary bonus target is $500,000. Her bonus potential will be pro-rated for 2018 to reflect the time she is employed by the Company in 2018. In connection with the commencement of her employment with the Company, Ms. Breya received a one-time reporting bonus of $100,000, which is recoverable by the Company if Ms. Breya resigns from her employment with the Company within twelve (12) months of her start date. Additionally, in July 2018, the Compensation Committee granted to Ms. Breya an option to purchase 75,000 shares of the Company’s class A common stock under the Company’s 2013 Stock Incentive Plan, as amended. Ms. Breya is also entitled to perquisites and other personal benefits to which all other executive officers below the CEO level are entitled, as described in Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the SEC on February 7, 2018, which description is incorporated herein by reference.